CONSENT OF SAMUEL KLEIN AND COMPANY, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements Nos. 33-92972, 333-04703 and 333-09445 of IDM Environmental Corp. on Form S-8 of our report dated April 4, 1997 appearing in this Annual Report on Form 10-K, and amendments 1 and 2 thereto, of IDM Environmental Corp. for the year ended December 31, 1996.


                                             SAMUEL KLEIN AND COMPANY



Newark, New Jersey
October 1, 1997